SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                    May 25, 2005

Dalrada Financial Corporation
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(Exact Name of Registrant as Specified in its Charter)

Delaware                                                   0-12641                 33-0021693
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(State or Other Jurisdiction                                     (Commission                (IRS Employer
of Incorporation)                                               File Number)                 Identification No.)

9449 Balboa Avenue, Suite 211, San Diego, CA    92123
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(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (858) 277-5300
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(Former Name or Former Address, if Changed Since Last Report)

Item 2.01 Acquisition or Disposition of Assets

On December 31, 2004 documents were drafted for the transfer of Dalrada Financial Corporation’s (“Dalrada”) SOLVIS GROUP, a Michigan corporation (the “Company”) which includes all of the assets owned or leased by the Company and used in the business of the Company including, but not limited to Client lists, its subsidiaries, Vendor lists, Computer lists and/or programs and the liabilities of the business, to Quik Pix Inc. (“QPIX”), a wholly owned subsidiary of Dalrada. The terms called for a purchase price of fifteen million sixty-two thousand and fifty-eight (15,062,058) shares of Quik Pix Inc. common stock, bearing a 144 restrictive legend in exchange for the Solvis Group. The effective date of the transfer was May 25, 2005.

Dalrada Financial Corporation’s ownership interest in Quik Pix Inc. prior to this transafer was 83%, and that interest percentage as a result of the transfer is now 84%. The transfer will not have an effect on Dalrada’s consolidated financial information.

Item 7.  Exhibits

Exhibit No.	Exhibit

10 (aq)	Stock Purchase and Sale Agreement
99	News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/ Brian Bonar Chairman of the Board of Directors, June 2, 2005
- ----------------------- Chief Executive Officer, and
Brian Bonar (Principal Executive Officer)

/s/ Robert A. Dietrich Director June 2, 2005
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Robert A. Dietrich

/s/ Eric W. Gaer Director June 2, 2005
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Eric W. Gaer

/s/ Richard H. Green Director June 2, 2005
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Richard H. Green

/s/ Bill Bramm  Director June 2, 2005
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Richard H. Green

/s/ John Capezzuto Director June 2, 2005
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Richard H. Green